SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                ------------------------------------------------
                                November 15, 2005


                       GREEN PLAINS RENEWABLE ENERGY, INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                      Iowa
                  ---------------------------------------------
                 (State or other jurisdiction of incorporation)

           333-121321                                  84-1652107
    ------------------------               ---------------------------------
    (Commission file number)               (IRS employer identification no.)

         9635 Irvine Bay Court, Las Vegas, Nevada            89147
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         (Address of principal executive offices)          (Zip code)


                                 (702) 524-8928
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              (Registrant's telephone number, including area code)


                   This document contains a total of 2 pages.

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Item 8.01 Other Events.

         On November 15, 2005, the Company closed its public offering of common stock and related warrants. The securities were offered on a "minimum/maximum, best efforts" basis and the proceeds of the offering were held in an escrow account until at least $29,667,000 in subscriptions were accepted by the Company and the Company had obtained a written letter of commitment from one or more lending institutions to provide sufficient construction and start-up financing to carry out its business plan.

         On November 10, 2005, the Company received a letter of commitment from CoBank and Farm Credit Services of America whereby these lenders jointly undertook to provide $47,000,000 in financing for the project. The letter of commitment was subject to execution of final definitive documentation. The Company gave notice to the escrow agent that the conditions to the offering had been satisfied and on November 15, 2005 it closed the offering and received gross proceeds, excluding interest, of $34,459,900.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             GREEN PLAINS RENEWABLE ENERGY, INC.



Date: November 16, 2005                      By     /s/ Barry A. Ellsworth
                                                --------------------------------
                                                Barry A. Ellsworth
                                                President
                                                (Principal Executive Officer)

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